                                                                    Exhibit 10.5


                                                                        New York



                                 MORTGAGE AND
                              SECURITY AGREEMENT


                                     from


                      TWIN LABORATORIES, INC., Mortgagor


                                      to


               CHEMICAL BANK, as Administrative Agent, Mortgagee



                            DATED AS OF MAY 7, 1996



                      After recording, please return to:
                          Simpson Thacher & Bartlett
                         a partnership which includes
                           professional corporations
                             425 Lexington Avenue
                           New York, New York  10017

                          ATTN:  Jeff Feigelson, Esq.

                                                                      [New York]



                        MORTGAGE AND SECURITY AGREEMENT
                        -------------------------------



          THIS MORTGAGE AND SECURITY AGREEMENT, dated as of May 7, 1996 is made by TWIN LABORATORIES, INC. (formerly known as Natura-Pharma, Inc.), a Utah Corporation ("Mortgagor"), whose address is 2120 Smithtown Avenue, Ronkonkoma, New York 11779, to CHEMICAL BANK, a New York banking corporation, whose address is 270 Park Avenue, New York, New York 10017, as Administrative Agent (in such capacity, "Mortgagee") for itself and for the several banks and financial institutions from time to time parties to that certain Credit and Guarantee Agreement dated as of the date hereof among TLG Laboratories Holding Corp., a Delaware corporation ("Holdings"), Mortgagor, the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually, a "Lender") and Mortgagee (as the same may be amended, restated, supplemented, modified or replaced from time to time, the "Credit Agreement"). References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

                                  Background
                                  ----------

          WHEREAS, pursuant to a Stock Purchase and Sale Agreement dated as of March 5, 1996 (the "Stock Purchase Agreement") among the Stockholders (as defined therein), Holdings, Mortgagor and Green Equity Investors II, L.P. ("GEI"), (i) GEI, together with other investors (the "Investors") acquired 55% of the common stock of Holdings and all of the shares of preferred stock of Holdings, (ii) the Continuing Stockholders (as defined in the Stock Purchase Agreement) exchanged certain of their shares of the common stock of Mortgagor for 45% of the outstanding common stock of Holdings, (iii) Holdings acquired all of the remaining outstanding capital stock of Mortgagor resulting in Mortgagor becoming a wholly-owned subsidiary of Holdings, (iv) Twin Laboratories, Inc. a New York Corporation ("Twin"), Alvita Products, Inc., Twinlab Export Corp., Twinlab Specialty Corporation and B. Bros. Realty Corporation merged (the "Merger") into Mortgagor, and (v) Advanced Research Press, Inc. merged with Natur-Pharma II Inc., a wholly owned subsidiary of Mortgagor (the surviving entity to be, "ARP"), on the terms and subject to the conditions set forth therein;

          WHEREAS, Mortgagor has requested that Mortgagee and the Lenders enter into the Credit Agreement to provide a portion of the funds required to consummate the Transactions;

          WHEREAS, pursuant to the Merger, Mortgagor is the fee owner of the parcel(s) of real property together with the improvements located thereon (the "Improvements") described on Schedule A attached hereto (the "Real Estate"); and

          WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed, among other things, to make the Term Loans, Revolving Credit Loans and Swing Line Loans to, and the Issuing Bank has agreed to issue the Letters of Credit for the account of, Mortgagor on the condition (among others) that Mortgagor grant to Mortgagee a first lien upon and perfected security interest in, among other things, all estate, right, title and interest of the Mortgagor in and to the Real Estate pursuant to the terms hereof;

          NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Mortgagor hereby agrees as follows:

                               Granting Clauses
                               ----------------

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

          (a) the repayment of principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations (including the Reimbursement Obligations) and liabilities of Mortgagor to Mortgagee, the Issuing Bank and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Loans, the Letters of Credit, the other Loan Documents, any Rate Protection Agreement entered into by Mortgagor with any Lender, any cash management services agreement entered into by Mortgagor with any Lender or any Affiliate of any Lender, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Administrative Agent and the Documentation Agent (collectively, the "Agent"), the Issuing Bank or any Lender, that are required to be paid by any Loan Party pursuant to the Credit Agreement, any other Loan Document or any such Rate Protection Agreement or cash management services agreement entered into by Mortgagor with any Lender or any Affiliate of any Lender) (the items set forth above being referred to collectively as the "Indebtedness"); and

          (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Notes, the Loans, the Letters of Credit, this Mortgage, any other document securing payment of the Indebtedness (the "Security Documents"), any other Loan Document or any such Rate Protection Agreement or cash management services agreement entered into by Mortgagor with any Lender or any Affiliate of any Lender and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Notes, the Loans, the Letters of Credit, the Applications, this Mortgage and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents"); and

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

          (A)  the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (C) all right, title and interest of Mortgagor in, to and under any and all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, oil and gas rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials owned by the Mortgagor and to be incorporated in or on the Real Estate whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, individually, a "Lease"; collectively, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

          (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the ownership and operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the ownership and operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the ownership and operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (K) all accounts and revenues arising from the operation of the Improvements; and

          (L)  all proceeds, both cash and noncash, of the foregoing;

          (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property").

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed or otherwise discharged.

          NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, the maximum amount of principal indebtedness secured by this Mortgage at the time of execution hereof or which under any contingency may become secured by this Mortgage at any time hereafter is $5,000,000, plus (a) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property; (b) premiums on insurance policies covering the Mortgaged Property; (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to
(1) the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (2) any amount, cost or charges to which this Mortgage becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (3) interest at the default rate (or regular interest rate).

          For purposes of this Mortgage, the portion of the Loan secured by this Mortgage shall equal the principal amount of $5,000,000, which principal amount shall constitute the first $5,000,000 advanced to or on behalf of Mortgagor under the Notes and/or the Credit Agreement and the last $5,000,000 repaid to the Lenders under the Notes and/or the Credit Agreement.

                             Terms and Conditions
                             --------------------

          Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

          1.   Warranty of Title.  Mortgagor warrants that Mortgagor has good
               -----------------
title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage (the "Permitted Exceptions") or any Permitted Liens under the Loan Documents and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

          2.   Payment of Indebtedness.  Mortgagor shall pay the Indebtedness at
               -----------------------
the times and places and in the manner specified in the Credit Agreement or the other Loan Documents and shall perform all the Obligations as required under the Loan Documents.

          3.   Requirements.
               ------------

          (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements applicable to the Mortgaged Property, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except (i) where the same is being contested in good faith or (ii) the failure to comply could not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          4.   Payment of Taxes and Other Impositions.  (a) Promptly when due,
               --------------------------------------
Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions") except (i) where the same is being contested in good faith or (ii) the failure to comply could not reasonably be expected to have a Material Adverse Effect. Mortgagor shall within 10 business days after request by Mortgagee deliver to Mortgagee
(i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and
(ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, with notice to Mortgagor, to pay any Imposition after the date such Imposition shall have become due and payable, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest set forth in Section 4.4 (c) (y) of the Credit Agreement (the "Default Rate"). Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

          (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall deposit with Mortgagee an amount equal to the contested amount (plus any interest and penalty which may be imposed thereon and could become a lien against the Real Estate or any part of the Mortgaged Property) to hold in escrow pending resolution.

          (e) Upon written notice to Mortgagor, Mortgagee after a monetary Event of Default (as defined below) shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee shall keep such funds in a separate account, and Mortgagor shall not be entitled to interest thereon. Mortgagee shall use such funds to pay the Impositions as they become due and any funds remaining may be applied by Mortgagee, in its sole discretion, to the Indebtedness.

          5.   Insurance.  (a) Mortgagor shall maintain or cause to be
               ---------
maintained on all of the Premises

          (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss, all to the extent commercially available;

          (ii) liability insurance which complies with the insurance requirements set forth in the Credit Agreement;

          (iii) when and to the extent reasonably required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

          (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), to the extent applicable, in amounts reasonably satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

          (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

     (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor (or Mortgagor's contractors) engaged on or with respect to the Premises in such amounts as are required by law;

     (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible reasonably approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

     (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

     (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

             (x) such other insurance in such amounts as Mortgagee may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for deductibles not to exceed $25,000 (except with respect to flood and earthquake insurance in which case the deductible shall be $50,000), contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Mortgagee without the obligation to rebuild except as provided herein) as its interest may appear, without contribution, under a "standard" or "New York" type mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher, or otherwise as approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee (based on the standards set forth herein), Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee (based on the standards set forth herein). Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

          (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Mortgagee. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee with standard non-contributory mortgage clauses in favor of and reasonably acceptable to Mortgagee. Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

          (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

          (d) Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property except where non-compliance would not result in cancellation or denial of coverage. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

          (e) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such
- --------
damage regardless of whether any insurance proceeds are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds after consultation with Mortgagor, and to deduct therefrom Mortgagee's reasonable expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Provided the insurance proceeds will be used to repair or restore the Mortgaged Property, Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all reasonable costs and expenses of Mortgagee in collecting such proceeds, and, provided no Event of Default exists, the balance to the restoration or repair of the property damaged, or released to Mortgagor in accordance with Paragraph 10 hereof. Upon an Event of Default, the insurance proceeds may, at Mortgagee's option, be applied to (i) repair and restore the Mortgaged Property or (ii) the Indebtedness.

          (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (g) Upon written notice to Mortgagor, Mortgagee after a monetary Event of Default shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee shall keep such funds in a separate account and Mortgagor shall not be entitled to interest thereon. Mortgagee shall use such funds to pay the annual premiums as they become due and any funds remaining may be applied by Mortgagee, in its sole discretion, to the Indebtedness in reverse order of Maturity.

          (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall
- --------  -------
furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property,
(B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

          6.   Restrictions on Liens and Encumbrances. Except for the lien of
               --------------------------------------
this Mortgage, the Permitted Liens and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

          7.   Due on Sale and Other Transfer Restrictions.  Except as may be
               -------------------------------------------
permitted in the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

          8.   Maintenance; No Alteration; Inspection; Utilities.  (a) Mortgagor
               --------------------------------------- ---------
shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements ordinary wear and tear excepted. If the insurance proceeds, if any, relating to a casualty are made available to Mortgagor by Mortgagee, then Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered without the prior written consent of Mortgagee, unless they do not materially and adversely affect the value of the Mortgaged Property.

          (b) Mortgagor shall pay or cause to be paid when due and payable all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

          9.   Condemnation/Eminent Domain. Immediately upon obtaining knowledge
               ---------------------------
of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Upon an Event of Default, Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request. All awards and proceeds of condemnation remaining after the restoration or repair of the Mortgaged Property shall be applied to the Indebtedness in accordance with the terms of Section 4.1 of the Credit Agreement .

          10.  Restoration.  If Mortgagee elects to release funds to Mortgagor
               -----------
for restoration of any of the Mortgaged Property (the cost of which exceeds $1,000,000), then such restoration shall be performed only in accordance with the following conditions:

          (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Mortgagee which approval shall not be unreasonably withheld or delayed;

     (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds, together with Mortgagor's own funds from insurance or otherwise, are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

     (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default (as defined below) shall then have occurred and be continuing, and (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those to be discharged by the disbursement of the requested restoration funds;

     (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon Mortgagee's receipt of reasonably satisfactory evidence from Mortgagor (or its architect or contractor) of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

          (v) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is 50% completed; thereafter there shall not be retainage;

     (vi) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

     (vii) any restoration funds remaining shall after restoration is complete be retained by Mortgagee and may be applied by Mortgagee, in its sole discretion, to the Indebtedness in the order determined in accordance with
  Section 4.1(a) of the Credit Agreement.

          11.  Leases. (a) Mortgagor shall not (i) execute an assignment or
               ------
pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property except to the extent otherwise permitted by the Credit Agreement.

          (b)  As to any Lease consented to by Mortgagee, Mortgagor shall:

          (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed except to the extent Mortgagor's failure to perform would not have a Material Adverse Effect;

          (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

          (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

          (iv) exercise, within 10 business days after a request by Mortgagee, any right contained in the Lease to request from the lessee a certificate with respect to the status thereof;

          (v) simultaneously deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

          (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

          (vii) promptly deliver to Mortgagee, upon Mortgagee's reasonable request, an assignment of the Mortgagor's interest under such Lease.

          (c) Mortgagor shall deliver to Mortgagee, within 10 days after a request by Mortgagee, a rent roll, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default.

          (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

          (e) As to any Lease now in existence or subsequently consented to by Mortgagee, except to the extent expressly provided for in such Lease, Mortgagor shall not accept a surrender or terminate, cancel, rescind or supplement, alter, revise, modify or amend such Lease such that the rent payable thereunder or the term thereof is reduced or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

          (f) Each Lease entered into after the date hereof shall provide that any act or omission of Mortgagor that would give any lessee the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

          (g) Each Lease entered into after the date hereof shall provide that in the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided, however, that Mortgagee or such successor in interest shall not be:
- --------
(i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest to the extent consent is required; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. To the extent permitted by law, subsections (d)-(g) of this Section shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

         12.  Further Assurances.  To further assure Mortgagee's rights under
               ------------------
this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may reasonably be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

          13.  Mortgagee's Right to Perform.  If Mortgagor fails to perform any
               ----------------------------
of the covenants or agreements of Mortgagor within the time period provided herein for such performance, and such failure shall continue for 10 days after written notice thereof from Mortgagee, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

          14.  Events of Default.  The occurrence of an Event of Default under
               -----------------
the Credit Agreement shall constitute an Event of Default hereunder.

          15.  Remedies.
               --------

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Indebtedness and all other amounts payable with respect to the Loans, the Letters of Credit, the Credit Agreement, this Mortgage, the other Security Documents and the other Loan Documents shall become due and payable as provided in the Credit Agreement. Except as expressly provided in this Mortgage, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand (to the extent permitted by law and except as otherwise provided herein or in the Credit Agreement), as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Notes, the Credit Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

     (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically

                                                                              17
empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

          16.  Right of Mortgagee to Credit Sale.  Upon the occurrence of any
               ---------------------------------
sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Notes, the Credit Agreement, the other Loan Documents and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

          17.  Appointment of Receiver.  If an Event of Default shall have
               -----------------------
occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

          18.  Extension, Release, etc. (a) Without affecting the lien or charge
               ------------------------
of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed, at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the

                                                                              18
amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

          (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

          19.  Security Agreement under Uniform Commercial Code.  (a) It is the
               ------------------------------------------------
intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five business days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

          (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement required hereunder within 10 business days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

          20.  Assignment of Rents.  Mortgagor hereby assigns to Mortgagee the
               -------------------
Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five business days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          21.  Trust Funds.  All lease security deposits of the Real Estate
               -----------
shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor. The Loans secured by this Mortgage are subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

          22.  Additional Rights.  (a) The clauses and covenants contained in
               -----------------
this Mortgage that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of such Section 254 shall not in any manner apply to or construe the provisions of this Mortgage; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions of this Mortgage governing insurance shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by such subsection 4 of such Section 254), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by such Section 254; the rights of Mortgagee arising under clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding, and in the event of any inconsistencies between the provisions of such Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

          (b) The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

          23.  Changes in Method of Taxation.  In the event of the passage after
               -----------------------------
the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 business days' written notice to be given to Mortgagor unless within such 30 business day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

          24.  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be deemed to have been sufficiently given or served when served in the manner set forth in Section 13.2 of the Credit Agreement.

          25.  No Oral Modification.  This Mortgage may not be changed or
               --------------------
terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

          26.  Partial Invalidity.  In the event any one or more of the
               ------------------
provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

          27.  Mortgagor's Waiver of Rights.  To the fullest extent permitted by
               ----------------------------
law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor further waives, to the extent permitted by applicable law, all notices of any Event of Default (except as may be provided for under the terms of this Mortgage) or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

          28.  Remedies Not Exclusive.  Mortgagee shall be entitled to enforce
               ----------------------
payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

          29.  Multiple Security.  If (a) the Premises shall consist of one or
               -----------------
more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non
                                                             ----- ---
conveniens which it may now or hereafter have. Mortgagor further agrees that if
- ----------
Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

          30.  Successors and Assigns.  All covenants of Mortgagor contained in
               ----------------------
this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion (subject to the terms of the Credit Agreement) it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

          31.  No Waivers, etc.  Any failure by Mortgagee to insist upon the
               ---------------
strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anyway impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

          32.  Governing Law, etc.  This Mortgage shall be governed by and
               ------------------
construed in accordance with the laws of the State of New York.

          33.  Waiver of Trial by Jury.  Mortgagor and Mortgagee each hereby
               -----------------------
irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.

          34.  Certain Definitions.  Unless the context clearly indicates a
               -------------------
contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor Agent," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

          35.  Nonresidential.   THIS MORTGAGE DOES NOT COVER REAL PROPERTY
               --------------
PRINCIPALLY IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

          36.  Receipt of Copy.  Mortgagor acknowledges that it has received a
               ---------------
true copy of this Mortgage.

          37.  Release.  If Mortgagor shall and does pay to Mortgagee the full
               -------
principal amount of the Indebtedness secured hereby, together with all interest accrued thereon, and keeps all the other covenants and agreements contained herein and in the Notes, the Credit Agreement and in the other Loan Documents, all in the manner and at the times set forth herein or in the Notes, the Credit Agreement and in the other Loan Documents, and if Mortgagor shall also pay all reasonable satisfaction costs, including, but not limited to, reasonable attorneys' fees and the cost of recording a satisfaction piece or, at Mortgagor's request, an assignment of this Mortgage (without representation or warranty) and, if appropriate, a power-of-attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void.


          This Mortgage has been duly executed by Mortgagor on the date first above written.



                           TWIN LABORATORIES, INC.


                           By:_____________________
                             Name:
                             Title:

STATE OF NEW YORK  )
                    ss.:
COUNTY OF NEW YORK  )


          On the ____ day of _________, 19__, before me personally came ________________________, to me known, who, being by me duly sworn, did depose and say that [s]he resides at _________________________________________ ; that
[s]he is a [n] [_____________________] President of Twin Laboratories, Inc. , the corporation described in and which executed the foregoing instrument; and that [s]he signed [his] [her] name thereto by authority of the board of directors of said corporation



                        _____________________
                                Notary Public

                                      [Notarial Stamp]